UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2012

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.         Completion of Acquisition or Disposition of Assets.

On December 1, 2012 (the “Closing Date”), Zep Vehicle Care Inc., a Georgia corporation (“Zep Vehicle”); Acuity Holdings, Inc., a Quebec corporation (“Acuity”); Zep Industries B.V., a Netherlands private limited company (“Zep Industries”); and Zep IP Holding LLC, a Georgia limited liability company (“Zep IP” and together with Zep Vehicle, Acuity and Zep Industries, the “Buyers”), each a subsidiary of Zep Inc., a Delaware corporation (the “Company”), completed the acquisition of certain assets and the assumption of certain liabilities of the vehicle care division (the “Business”) of Ecolab Inc., a Delaware corporation (the “Seller”), for approximately $120 million in cash, subject to post-closing working capital adjustments.

The transaction was consummated pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) which was previously disclosed on a Current Report on Form 8-K filed by the Company on October 17, 2012.  Pursuant to the terms of the Asset Purchase Agreement, the Buyers purchased from the Seller its right, title and interest in and to the assets, properties and rights of the Seller that were used primarily or exclusively in the Business, but excluding, among other things, (i) all cash, cash equivalents, short-term instruments and all similar types of investments of the Business; (ii) real property of the Seller; (iii) any production equipment of the Seller; (iv) certain contracts; and (v) certain rights to intellectual property, patents and trademarks.  In addition, subject to certain exceptions, the Buyers assumed (i) liabilities under the contracts assigned as part of the Asset Purchase Agreement; (ii) accrued customer rebates related to the Business exclusively or primarily from the operations of the Business in the ordinary course of business prior to the closing time (but only to the extent the same are accrued on a final closing balance sheet); and (iii) all liabilities under warranties given by the Seller in the ordinary course of business prior to the closing time and obligations with respect to certain product returns.

Item 7.01.             Regulation FD Disclosure.

The Company issued a press release on December 3, 2012 announcing the closing of the transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.             Financial Statements and Exhibits.

(a) Financial Statements of the Businesses Acquired.

The financial statements required by this Item 9.01 of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by an amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by an amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

99.1    Press release dated December 3, 2012 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2012

Zep Inc.

By:	/s/ Philip A. Theodore
Philip A. Theodore
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 3, 2012 (furnished pursuant to Item 7.01).